Exhibit (h)(9)(v)

AMENDMENT AGREEMENT NO. 4, LIMITED WAIVER AND LIMITED CONSENT

This AMENDMENT AGREEMENT NO. 4, LIMITED WAIVER AND LIMITED CONSENT (this “Amendment”) is made as of October 16, 2008 by and among the entities listed on the signature pages hereof (collectively, the “Entities”), the lending institutions listed on the signature pages hereof (the “Banks”), State Street Bank and Trust Company, as operations agent (the “Operations Agent”) for itself and such Banks as are or may become parties to the Credit Agreement referred to below, and State Street Bank and Trust Company, as administrative agent (the “Administrative Agent”) for itself and such Banks as are or may become parties to the Credit Agreement referred to below. Certain of the Entities are entering into this Amendment on behalf of certain of their Series (as defined in the Credit Agreement referred to below).

WHEREAS, certain of the Entities, the Banks, the Operations Agent and the Administrative Agent have entered into an Amended and Restated Credit Agreement, dated as of October 19, 2006, as amended (as so amended, the “Credit Agreement”);

WHEREAS, each of Columbia Funds Master Investment Trust, LLC and Columbia Funds Series Trust has informed the Banks and the Agents that Columbia Marsico Growth Master Portfolio, a series of Columbia Funds Master Investment Trust, LLC is a master-feeder arrangement for which Columbia Marsico Growth Fund, a series of Columbia Funds Series Trust, is the feeder fund currently investing all of its assets in Columbia Marsico Growth Master Portfolio. Columbia Marsico Growth Master Portfolio intends to formally dissolve and terminate on the Additional Marsico Series Effective Date (as hereinafter defined) and transfer its assets to Columbia Marsico Growth Fund via a redemption in-kind of Columbia Marsico Growth Fund’s interests in Columbia Marsico Growth Master Portfolio, and thereby converting Columbia Marsico Growth Fund to a stand-alone fund (such a transaction being hereinafter referred to as the “Conversion”). In connection with the foregoing, on the Additional Marsico Series Effective Date, Columbia Marsico Growth Fund would become a Series under the Credit Agreement and the other Loan Documents for all purposes;

WHEREAS, (a) Columbia Funds Variable Insurance Trust would like to add each of its series Columbia Value and Restructuring Fund, Variable Series, Columbia Select Large Cap Growth Fund, Variable Series and Columbia Select Opportunities Fund, Variable Series as a Series under the Credit Agreement and for all purposes under the Loan Documents; (b) Columbia Funds Series Trust would like to add its series Columbia Marsico Growth Fund as a Series under the Credit Agreement and for all purposes under the Loan Documents; and (c) Columbia Funds Series Trust I would like to add its series Columbia International Bond Fund as a Series under the Credit Agreement;

WHEREAS, each of Société Générale, New York Branch, Banco Bilbao Vizcaya Argentaria S.A. and Lloyds TSB Bank, plc has elected not to extend its Commitment beyond October 16, 2008;

WHEREAS, the remaining Banks have elected to change their respective Commitment Amounts;

WHEREAS, Columbia Funds Variable Insurance Trust has informed the Banks and the Agents that its Series Columbia Money Market Fund, Variable Series has elected to participate in the United States Department of the Treasury’s Temporary Guarantee Program for Money Market Funds (the “Guarantee Program”), has executed and delivered a guarantee agreement in respect thereof and as a result thereof certain Guarantee Program Defaults (as such term is defined in Section 5 hereof) have occurred and will continue until such time as the Effective Date (as hereinafter defined) of this Amendment; and

WHEREAS, Columbia Funds Variable Insurance Trust has informed the Banks and the Agents that its Series Columbia Money Market Fund, Variable Series would like to become a party to a certain facility that may be provided by Bank of America, N.A. and more fully described herein and has requested that the Agents and the Banks consent to Columbia Funds Variable Insurance Trust, on behalf of its Series Columbia Money Market Fund, Variable Series becoming a party to such facility;

WHEREAS, the parties hereto wish, upon the Effective Date hereof, to (a) amend the Credit Agreement to, among other things, reflect such changes, extend the Termination Date as set forth herein and make certain other changes to the terms of the Credit Agreement; (b) waive, to the limited extent provided herein, the Guarantee Program Default; and (c) consent, to the limited extent provided herein, to Columbia Funds Variable Insurance Trust, on behalf of its Series Columbia Money Market Fund, Variable Series becoming a party to a facility with Bank of America, N.A.;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Definitions. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

§2. Additional Series as Borrowers. (a) In accordance with Section 3.01(b)(i) of the Credit Agreement, (i) Columbia Funds Variable Insurance Trust hereby requests that each of Columbia Value and Restructuring Fund, Variable Series, Columbia Select Large Cap Growth Fund, Variable Series and Columbia Select Opportunities Fund, Variable Series become a Series under the Credit Agreement and for all purposes of the Loan Documents on or about October 16, 2008; (ii) Columbia Funds Series Trust hereby requests that Columbia Marsico Growth Fund become a Series under the Credit Agreement and for all purposes of the Loan Documents on or about November 15, 2008; and (iii) Columbia Funds Series Trust I hereby requests that Columbia International Bond Fund become a Series under the Credit Agreement and for all purposes of the Loan Documents on or about November 30, 2008. Each of Columbia Value and Restructuring Fund, Variable Series, Columbia Select Large Cap Growth Fund, Variable Series and Columbia Select Opportunities Fund, Variable Series shall be referred to herein as an “Additional Variable Series”. Columbia Funds Variable Insurance Trust, on behalf of an Additional Variable Series, shall be referred to herein as an “Additional Variable Borrower”. Columbia Marsico Growth Fund shall be referred to herein as the “Additional Marsico Series”.

Columbia Fund Series Trust, on behalf of the Additional Marsico Series, shall be referred to herein as the “Additional Marsico Borrower”. Columbia International Bond Fund shall be referred to herein as the “Additional CIBF Series”. Columbia Funds Series Trust I, on behalf of the Additional CIBF Series, shall be referred to herein as the “Additional CIBF Borrower”. The Additional Variable Series, the Additional Marsico Series and the Additional CIBF Series shall be collectively referred to herein as the “Additional Series” and each, individually, as an “Additional Series”. The Additional Variable Borrowers, the Additional Marsico Borrower and the Additional CIBF Borrower shall be collectively referred to herein as the “Additional Borrowers” and each, individually, as an “Additional Borrower”. The date on which the Additional Marsico Series is added as a Series under the Credit Agreement and the other Loan Documents shall be referred to herein as the “Additional Marsico Series Effective Date”.

(b) Each of the Banks and the Agents, by its signature below, hereby agrees to the foregoing requests, provided that no Additional Borrower shall become a Borrower under the Credit Agreement and each of the other Loan Documents unless and until each of the following conditions are satisfied with respect to such Additional Borrower:

(i) if requested by any Bank, receipt by the Operations Agent for the account of such Bank of a Note in the amount equal to such Bank’s Commitment Amount, or, if less, the aggregate unpaid principal amount of such Bank’s Loans, executed on behalf of such Additional Borrower;

(ii) the Operations Agent shall have received a Form F.R. U-1 in favor of each Bank executed on behalf of such Additional Borrower;

(iii) the Operations Agent shall have received an Allocation Notice with respect to each of the Borrowers (including such Additional Borrower) that has been manually signed by an authorized officer of each of the Entities;

(iv) the Operations Agent shall have received a supplement to Schedule 4.11(c) to the Credit Agreement with respect to such Additional Borrower and such supplement shall be reasonably satisfactory to the Operations Agent;

(v) the Operations Agent shall have received one or more manually signed certificates from the Secretary or Assistant Secretary of Columbia Funds Variable Insurance Trust, Columbia Funds Series Trust or Columbia Funds Series Trust I, as applicable, in form and substance reasonably satisfactory to the Operations Agent as to the incumbency of, and bearing manual specimen signatures of, the officers of such Entity who are authorized to execute and take actions under the Loan Documents, as to the Custodian and Investment Adviser of such Additional Borrower, and certifying and attaching copies of (i) the declaration of trust of such Entity (with the designation of the applicable Additional Series) and by-laws as then in effect (or certifying that there have been no changes to such declarations of trust or by-laws since October 16, 2008), (ii) duly authorized resolutions of the Board of Trustees of such Entity authorizing for such Additional Borrower the transactions contemplated hereby, and (iii) the current Prospectus for the applicable Additional Series (or certifying the links to the Securities and Exchange Commission’s website where each such Prospectus may be located);

(vi) the Operations Agent shall have received a certificate manually signed by an authorized officer of Columbia Funds Variable Insurance Trust, Columbia Funds Series Trust or Columbia Funds Series Trust I, as applicable (A) to the effect set forth in clauses (b) (if applicable), (c) and (d) of Section 3.02 of the Credit Agreement with respect to such Additional Borrower, and (B) representing that there has been no material adverse change in the business, assets, financial condition or prospects of such Additional Borrower since the date of the most recent financial statements of such Additional Borrower, such Certificate to be in form and substance reasonably satisfactory to the Operations Agent;

(vii) the Operations Agent shall have received a certificate of Columbia Funds Variable Insurance Trust, Columbia Funds Series Trust or Columbia Funds Series Trust I, as applicable (i) representing, warranting and agreeing that such Additional Borrower shall comply with and be bound by all of the terms, conditions and covenants of the Credit Agreement and each of the other Loan Documents, and (ii) acknowledging that, with respect to such Additional Borrower, the term “Effective Date” as used in Section 4.07 of the Credit Agreement shall mean the date on which each of the conditions precedent set forth in this clause (b) are satisfied with respect to such Additional Borrower;

(viii) the Operations Agent shall have received an Asset Coverage Ratio Certificate manually signed by an authorized officer of Columbia Funds Variable Insurance Trust, Columbia Funds Series Trust or Columbia Funds Series Trust I, as applicable, on behalf of such Additional Borrower;

(ix) the Operations Agent shall have received a copy of the certificate of trust or declaration of trust, as the case may be, of Columbia Funds Variable Insurance Trust, Columbia Funds Series Trust or Columbia Funds Series Trust I, as applicable, with all amendments, certified as of a recent date by the Secretary of State of the State of Delaware or the Secretary of State of the Commonwealth of Massachusetts, as applicable;

(x) the Operations Agent shall have received certificates dated as of a recent date that are reasonably satisfactory to the Operations Agent and reflect that Columbia Funds Variable Insurance Trust, Columbia Funds Series Trust or Columbia Funds Series Trust I, as applicable, is legally existing, in good standing and qualified to engage in business in the state of its organization and in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;

(xi) the Operations Agent shall have received, with respect to the Additional Marsico Series, an opinion of Morrison & Foerster LLP, counsel to such Additional Series, and, with respect to the other Additional Series, an opinion of Ropes & Gray LLP, counsel to such other Additional Series, each of which is reasonably satisfactory to the Operations Agent in all respects;

(xii) the Operations Agent shall have received an updated Schedule 2 to the Credit Agreement that shows the addition of the applicable Additional Series as a Series under the Credit Agreement and each of the other Loan Documents; and

(xiii) in connection with the Conversion and the addition of the Additional Marsico Series, the Operations Agent shall have received from Columbia Marsico Growth Master Portfolio, for the respective accounts of the Banks, repayment of all Loans outstanding to Columbia Marsico Growth Master Portfolio, together with any and all accrued and unpaid interest thereon, as well as the full amount of any commitment fee then accrued and allocated to Columbia Marsico Growth Master Portfolio.

(c) The Credit Agreement shall be amended from and after the date on which each of the conditions precedent set forth in this clause (b) are satisfied with respect to an Additional Borrower by (i) deleting Schedule 2 to the Credit Agreement in its entirety, and substituting therefor the Schedule 2 delivered pursuant to clause (b)(xii) and (ii) supplementing Schedule 4.11(c) to the Credit Agreement with the supplement to Schedule 4.11(c) delivered pursuant to clause (b)(iv).

§3. Removal of Series as Borrower. From and after the Conversion, Columbia Marsico Growth Master Portfolio shall cease to be a Borrower under the Credit Agreement and the other Loan Documents provided that the Operations Agent shall have received from Columbia Marsico Growth Master Portfolio, for the respective accounts of the Banks, repayment of all Loans outstanding to Columbia Marsico Growth Master Portfolio, together with any and all accrued and unpaid interest thereon, as well as the full amount of any commitment fee then accrued and allocated to Columbia Marsico Growth Master Portfolio. Schedule 2 to the Credit Agreement shall be amended to delete such Series from Schedule 2.

§4. Further Amendment of the Credit Agreement. The Credit Agreement is hereby further amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by deleting therefrom the definitions of each of “Commitment Amount”, “Overnight Rate” and “Termination Date” in its entirety, and substituting therefore the following:

“Commitment Amount” means, with respect to each Bank, the amount set forth opposite the name of such Bank on Schedule 1 attached hereto (as such Schedule may be amended and in effect from time to time), as such amount may be reduced from time to time pursuant to Sections 2.10, 2.11 or 9.06(c), or increased from time to time pursuant to Section 9.06(c)(i); and “Commitment Amounts” means, as of any date, the aggregate of all such amounts on such date. On the Fourth Amendment Effective Date, the aggregate Commitment Amounts equal $280,000,000.

“Overnight Rate” means, for any day, the higher of (a) 0.50% above the Federal Funds Rate as in effect on that day or (b) 0.50% above the Overnight LIBOR Rate as in effect on that day.

“Termination Date” means October 15, 2009 or such earlier date on which the Commitments terminate or are terminated pursuant to the terms hereof.

(b) Section 1.01 of the Credit Agreement is further amended by inserting the following definitions in the appropriate alphabetical order:

“Borrower Sublimit Amount” means, as to any Borrower, $200,000,000.

“Fourth Amendment Effective Date” means the “Effective Date” as such term is defined in that certain Amendment Agreement No. 4, Limited Waiver and Consent dated as of October 16, 2008 by and among the Entities, the Banks, the Operations Agent and the Administrative Agent.

“Guarantee Agreement” means a guarantee agreement in the form attached hereto as Exhibit G executed and delivered by a Borrower with respect to one or more Series.

“Guarantee Date” means, with respect to any 2a-7 Fund, the earlier to occur of (a) the date of the execution and delivery by the Treasury of a Guarantee Agreement with respect to such 2a-7 Fund, and (b) the date the Treasury advises such 2a-7 Fund, directly or indirectly, that such 2a-7 Fund is a participant in the Treasury’s Temporary Guarantee Program for Money Market Funds.

“Guarantee Event” means, with respect to any Guarantee Agreement, a “Guarantee Event” within the meaning of such Guarantee Agreement, without giving effect to the second proviso thereof.

“Overnight LIBOR Rate” means, for any day, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Operations Agent from time to time) at approximately 11:00 a.m., London time, on such day for Dollar deposits (for delivery on such day) with a term equivalent to one day.

“Treasury” means the United States Department of the Treasury.

“2a-7 Fund” means any Series that operates in compliance with Rule 2a-7 of the Investment Company Act.

(c) Section 2.01 of the Credit Agreement is hereby amended by deleting the proviso which appears in the first sentence of Section 2.01 in its entirety and restating it as follows: “provided that (i) the aggregate amount of any Borrower’s Debt (after giving effect to all amounts requested to be borrowed by such Borrower) shall not exceed at any time the Maximum

Amount for such Borrower at such time; (ii) the aggregate principal amount of all Loans outstanding to any Borrower (including all Swing Line Loans and after giving effect to all amounts requested to be borrowed by such Borrower) shall not exceed at any time the Borrower Sublimit Amount; and (iii) the aggregate principal amount of all Loans outstanding to all Borrowers (including all Swing Line Loans and after giving effect to all amounts requested to be borrowed) shall not exceed at any time the aggregate Commitment Amounts”.

(d) Section 2.02(a) of the Credit Agreement is hereby amended by (i) deleting the word “and” which appears at the end of Section 2.02(a)(iii); (ii) deleting the period which appears at the end of Section 2.02(a)(iv) and substituting in place thereof a semicolon and the word “and”; and (iii) adding thereto the following new clause (v):

(v) the aggregate principal amount of all Loans outstanding to any Borrower, including all Swing Line Loans (and after giving effect to all amounts requested to be borrowed by such Borrower), does not exceed at any time the Borrower Sublimit Amount.

(e) Section 2.08 of the Credit Agreement is hereby amended by deleting the words “at the rate of 0.10% per annum” which appear in Section 2.08(a) and substituting in place thereof the words “at the rate of 0.12% per annum”.

(f) Section 2.12(c) of the Credit Agreement is hereby amended by deleting Section 2.12(c) in its entirety and restating it as follows

(c) If at any time while any Loan is outstanding to a Borrower the amount of such Borrower’s Debt exceeds the Maximum Amount for such Borrower, such Borrower immediately shall prepay such Loans made to such Borrower in full, or if prepayment of a portion of such Loans would cause the Borrower’s Debt to no longer exceed the Borrower’s Maximum Amount, the Borrower shall immediately prepay that portion of the outstanding principal amount such Loans (together, in each case, with accrued interest thereon). In addition, if at any time the aggregate principal amount of all Loans (including Swing Line Loans) outstanding to any Borrower exceeds the Borrower Sublimit Amount, such Borrower shall immediately prepay such principal amount of the Loans (together with accrued interest thereon) as may be necessary to eliminate such excess.

(g) Section 3.02(b) of the Credit Agreement is hereby amended by deleting Section 3.02(b) in its entirety and restating it as follows:

(b) immediately after such Borrowing (i) the aggregate amount of all Debt outstanding to the Borrower requesting the Loan will not exceed the Maximum Amount for such Borrower; (ii) the aggregate principal amount of all Loans (including Swing Line Loans) outstanding to the Borrower requesting the Loan will not exceed the Borrower Sublimit Amount; and (iii) the aggregate principal amount of all Loans (including Swing Line Loans) outstanding to all Borrowers will not exceed the aggregate Commitment Amounts;

(h) Section 4.01 of the Credit Agreement is hereby amended by inserting immediately after the end of the extent of Section 4.01(d) the following new paragraph:

(e) As of October 16, 2008, Columbia Money Market Fund, Variable Series is the only Series which is a 2a-7 Fund.

(i) Section 5.01(h) of the Credit Agreement is hereby amended by deleting Section 5.01(h) in its entirety and restating it as follows:

(h) from time to time (i) information regarding each Guarantee Agreement executed and delivered by such Borrower and (ii) such additional information regarding the financial position or business of the Borrower, in each case as the Operations Agent, at the request of any Bank, may reasonably request.

(j) Section 5.08 of the Credit Agreement is hereby amended by (i) deleting the words “and” which appears at the end of Section 5.08(f); (ii) deleting the period which appears at the end of Section 5.08(g) and substituting in place thereof a semicolon and the word “and”; and (iii) adding thereto the following new clause (h):

(h) Liens, if any, in favor of the Treasury on property of any 2a-7 Fund arising pursuant to Section 6(b) of a Guarantee Agreement.

(k) Article 5 of the Credit Agreement is further amended by adding thereto the following new Sections 5.19 and 5.20:

5.19. Notification In Respect of Guarantee Agreement. Each Borrower shall promptly notify the Operations Agent and each Bank of (a) the execution and delivery of any Guarantee Agreement by such Borrower; (b) the Guarantee Date, if any, with respect to each Guarantee Agreement; (c) the occurrence of any Guarantee Event under any Guarantee Agreement; (d) the occurrence of each Report Date (as defined in Section 5(b) of each such Guarantee Agreement) under any Guarantee Agreement; (e) the default by such Borrower, any Series or the applicable Investment Advisor therefore in the observance or performance of any obligation under any Guarantee Agreement; (f) after the Guarantee Date with respect to any Guarantee Agreement, a copy of each notice, report or other written communication delivered to the Securities and Exchange Commission or the Treasury thereunder; and (g) notice of any expiration or termination of any Guarantee Agreement, and of each extension or renewal thereof (including the amount of any extension or renewal payment in connection therewith).

5.20. Amendment of Guarantee Agreement. No Borrower will amend, supplement or otherwise modify any Guarantee Agreement to which it is a party, other than (a) by the extension or renewal thereof, (b) by changes to the information provided by or on behalf of such Borrower, any Series or its Investment Advisor on the exhibits, schedules or other annexes thereto, or (c) with the prior written consent of the Required Banks.

(l) Section 6.01(b) of the Credit Agreement is hereby amended by deleting Section 6.01(b) in its entirety and restating it as follows:

(b) such Borrower shall fail to observe or perform any covenant set forth in Section 5.04, the first sentence of Section 5.05, Sections 5.07, 5.08, 5.09, 5.11, 5.12, 5.13, 5.14, 5.15, 5.16, 5.17, 5.18, 5.19 or 5.20, or if the Borrower is an Entity acting on behalf of one or more of its Series, the Entity shall fail to comply with Section 5.04 hereof;

(m) Section 6.01(g) of the Credit Agreement is hereby amended by deleting Section 6.01(g) in its entirety and restating it as follows:

(g) the Entity shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property or of any of its Series, or shall commence a voluntary case or other proceeding seeking liquidation (including any liquidation referred to in a Guarantee Agreement), reorganization or other relief with respect to itself or any of its Series or its or any of its Series’ debts under a Guarantee Agreement or any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its property or of any of its Series, or shall consent to any such relief (provided, that no consent provided in Section 7(b) of any Guarantee Agreement shall be deemed to be a consent within the meaning of this paragraph (g)) or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or any of its Series or the Borrower or such Entity or any of its Series shall make a general assignment for the benefit of creditors, or shall fail generally (or admit in writing its inability) to pay its debts as they become due, or shall take any action to authorize any of the foregoing;

(n) Section 6.01(h) of the Credit Agreement is hereby amended by inserting a new parenthetical “(including any liquidation referred to in a Guarantee Agreement)” immediately after the word “liquidation” appearing therein.

(o) Section 6.01 of the Credit Agreement is further amended by (i) deleting the word “or” which appears at the end of Section 6.01(j); (ii) inserting immediately after the semicolon at the end of the text of Section 6.01(k) the word “or”; and (iii) adding thereto the following new paragraph (l):

(l) with respect to any 2a-7 Fund, a Guarantee Event shall occur under any Guarantee Agreement then in effect to which such 2a-7 Fund is a party or otherwise subject, and such Guarantee Event shall not have been cured within five (5) Business Days.

(p) Section 9.06(a) of the Credit Agreement is hereby amended by inserting immediately after the words “without the prior written consent of all the Banks” which appear in Section 9.06(a) the parenthetical “(provided that nothing contained in the first sentence of Section 6(b) of any Guarantee Agreement shall be deemed to be a default by any Borrower under this Section 9.06(a))”.

(q) The Credit Agreement is hereby further amended by (i) deleting each of Schedule 1 and Schedule 2 therefrom in its entirety, and substituting therefor the Schedule 1 and Schedule 2 attached hereto and (ii) adding as Exhibit H thereto an exhibit in substantially the form as Exhibit H attached hereto.

§5. Limited Waiver. Columbia Funds Variable Insurance Trust has informed the Banks and the Agents that as a result of the election of its Series Columbia Money Market Fund, Variable Series to participate in the Guarantee Program, Columbia Funds Variable Insurance Trust, on behalf of its Series Columbia Money Market Fund, Variable Series (the “Subject Borrower” and such Series being the “Subject Series”) will, in the event that the Guarantee Date occurs prior to October 16, 2008, be in default of (a) Section 5.08 of the Credit Agreement as a result of the provisions of Section 6(b) of the Guarantee Agreement dated as of September 19, 2008 by and among the Subject Borrower and the United States Department of Treasury (the “Subject Guarantee”); (b) Section 6.01(g) of the Credit Agreement as a result of the consent provided in Section 7(b) of the Subject Guarantee; and (c) Section 9.06(a) of the Credit Agreement as a result of the first sentence of Section 6(b) of the Subject Guarantee (the Defaults set forth in (a) through (c) hereof being hereinafter referred to as the “Potential Guarantee Program Defaults”). The Subject Borrower has requested the Banks and the Agent waive the Potential Guarantee Program Defaults (and only the Potential Guarantee Program Defaults) (to the extent such Potential Guarantee Program Defaults actually exist) which have occurred under the Credit Agreement from the date such Potential Guarantee Program Defaults occurred until the Effective Date hereof (the “Waiver Period”). On the Effective Date hereof, the Agents and the Banks hereby waive such Potential Guarantee Program Defaults for the Waiver Period. This is a limited waiver and shall not be deemed to constitute a waiver of any other Event of Default or any future breach of the Credit Agreement or any of the other Loan Documents or any other requirements of any provision of the Credit Agreement or any other Loan Documents.

§6. Limited Consent. The Subject Borrower has informed the Banks and the Agent that it may issue on or after the date hereof, on behalf of the Subject Series, one or more Revolving Demand Notes in favor of Bank of America, N.A. or other loan agreement and note(s) that may succeed such note(s) in an aggregate principal amount of $3,000,000,000 (collectively, the “Bank of America Instrument(s)”) and to incur Debt in the form of loans thereunder (the issuance of the Bank of America Instruments and the incurrence of such Debt thereunder, the “Proposed Loans”). The Subject Borrower has requested that the Agents and the Banks consent to the Proposed Loans, and the Agent and the Banks do hereby consent to the Proposed Loans; provided that: (a) the Proposed Loans shall be unsecured by any assets of the Subject Series and shall be in an aggregate principal amount not in excess of $3,000,000,000 at any time outstanding to the Subject Borrower and all other funds or other entities entitled to borrow thereunder, (b) the Proposed Loans shall be outstanding with respect to the Subject Borrower solely for the period from the date upon which the Subject Borrower shall notify the Operations Agent of any initial borrowing by such Subject Borrower under the Bank of America Instrument through December 17, 2008 (each, a “Specified Period”), (c) the Subject Borrower shall not have any outstanding Loans under the Credit Agreement during the Specified Period with respect to such Subject Borrower and such Subject Series; and (d) during the Specified Period for the Subject Borrower and such Subject Series and thereafter until the repayment in full of all Debt and other obligations owing by such Subject Borrower under the Bank of America Instruments, the Banks shall have no obligation or Commitment to make any Loans to such Subject Borrower on behalf of such Subject Series under the Credit Agreement. The above consent shall not be construed, however, as a waiver of any other provisions of the Credit Agreement or the other Loan Documents or to permit any Borrower to take any other action which is prohibited by the terms of the Credit Agreement and the other Loan Documents. Except as expressly stated herein, neither the execution of this Amendment nor the failure of any Agent or any Bank to exercise any right or remedy constitutes a waiver of any Default or Event of Default or of such right or remedy or any other right or remedy under the Credit Agreement. Except as specifically waived hereby, each of the terms and conditions of the Credit Agreement and the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect. Nothing contained herein shall in any way prejudice, impair or effect any rights or remedies of any Agent or any Bank under the Credit Agreement and the other Loan Documents.

§7. Representations and Warranties. Each Entity severally represents and warrants as to itself (to the extent applicable) and as to each of its Series (including each of its Additional Series, as applicable) on whose behalf it is acting as Borrower, severally as to such Series, that:

(a) Representations and Warranties in Credit Agreement. Each of the representations and warranties contained in the Credit Agreement, as amended hereby, and in each of the other Loan Documents to which it is a party (after giving effect to this Amendment) is true and correct in all material respects as to such Borrower on and as of the date hereof, with the same effect as if set forth herein.

(b) No Default. Immediately upon the Effective Date, no Default or Event of Default has occurred and is continuing.

(c) Authority, Etc. The execution, delivery and performance by the Borrower of this Amendment, each of the documents and instruments delivered by the Borrower in connection with this Amendment, the Credit Agreement and each of the other Loan Documents to which the Borrower is a party, in each case as amended hereby (collectively, the “Amended Loan Documents”), are within the Borrower’s corporate or trust powers, as applicable, have been duly authorized by all necessary corporate or trust action, as applicable, require no authorization or action by or in respect of, or filing with, any governmental body, agency or official or any shareholder or creditor of the Borrower, and do not contravene, or constitute a default under, any provision of applicable law or regulation (including, without limitation, the Investment Company Act), the certificate or articles of organization or incorporation or declaration of trust, as applicable, or by-laws of the Borrower, any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or the Borrower’s most recent Prospectus, or result in the creation or imposition of any Lien on any asset of the Borrower.

(d) Enforceability of Obligations. Each of this Amendment and the documents and instruments delivered by the Borrower in connection with this Amendment has been duly executed and delivered by the Borrower. Assuming due authorization, execution and delivery by each of the other parties hereto, this Amendment and each of the Amended Loan Documents constitutes the valid and legally binding obligation of the Borrower, in each case enforceable against it in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorim or other similar laws of general application affecting the enforcement of creditors’ rights or be general principles of equity limiting the availability of equitable remedies.

§8. Effectiveness. This Amendment shall be effective as of the date first written above upon the satisfaction of each of the following conditions precedent (the “Effective Date”):

(a) each of the parties hereto shall have executed and delivered this Amendment;

(b) if requested by any Bank, receipt by the Operations Agent for the account of such Bank of a Note in the amount equal to such Bank’s Commitment Amount or, if less, the aggregate unpaid principal amount of such Bank’s Loans;

(c) receipt by the Operations Agent of one or more manually signed certificates from the Secretary of each Entity in form and substance reasonably satisfactory to the Operations Agent as to the incumbency of, and bearing manual specimen signatures of, the officers of such Entity who are authorized to execute and take actions under the Loan Documents, and certifying and attaching copies of (i) such Entity’s certificate or articles of incorporation or organization or declaration of trust, as applicable, and by-laws as then in effect (or certifying that there have been no changes to such articles of incorporation or organization, declaration of trust or by-laws, as applicable, since October 19, 2006) and (ii) duly authorized resolutions of such Entity’s Board of Trustees or Board of Directors, as applicable authorizing for such Entity and each Series thereof the borrowings and transactions contemplated hereby and by the Amended Loan Documents;

(d) receipt by the Operations Agent of an Allocation Notice with respect to each of the Borrowers, after giving effect to the provisions of this Amendment, that has been manually signed by an authorized officer of each of the Entities;

(e) receipt by the Operations Agent of certificates dated as of a recent date that are satisfactory to the Operations Agent and reflect that each Entity is legally existing, in good standing and qualified to engage in business in the jurisdiction in which it was organized or formed and in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;

(f) receipt by the Operations Agent of (i) an opinion of Ropes & Gray LLP, counsel to certain of the Borrowers, which is reasonably satisfactory to the Operations Agent in all respects and (ii) an opinion of Morrison & Foerster LLP, counsel to certain of the Borrowers, which is reasonably satisfactory to the Operations Agent in all respects;

(g) to the extent any Additional Borrower is becoming an Additional Borrower simultaneously with the effectiveness of this Amendment, evidence that the conditions of Section 2(b) hereof have been complied with as to such Additional Borrower;

(h) receipt by the Operations Agent for the pro rata accounts of each of the Banks party hereto of an amendment fee in the amount of two (2) basis points on the amount of each such Bank’s Commitment Amount;

(i) receipt by the Operation Agent, for its own account, of its agent’s fee as agreed upon separately by the Borrowers and the Operations Agent; and

(j) receipt by the Operations Agent of payment of all fees and expenses (including fees and disbursements of special counsel for the Operations Agent) then payable hereunder.

Each Bank, by its signature hereto, hereby confirms that it has not, as of the date hereof, requested that any Borrower deliver a Note for the Loans made or to be made by such Bank to such Borrower under the Credit Agreement as amended hereby.

§9. Reaffirmation of the Borrowers. Each of the Borrowers severally ratifies and confirms in all respects all of its obligations to the Banks under the Credit Agreement, the Notes and the other Loan Documents, in each case as amended hereby, and hereby severally affirms its absolute and unconditional promise to pay to the Banks the Loans made to it and all other amounts due from it under the Credit Agreement as amended hereby.

§10. Miscellaneous. This Amendment is a contract under seal under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of said Commonwealth (excluding the laws applicable to conflicts or choice of law). Except as specifically amended by this Amendment, the Credit Agreement and all other agreements and instruments executed and delivered in connection with the Credit Agreement shall remain in full force and effect. This Amendment is limited specifically to the matters set forth herein and does not constitute directly or by implication an amendment or waiver of any other provision of the Credit Agreement or any of the other Loan Documents. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Amendment it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. This Amendment shall constitute a Loan Document.

The declaration of trust or other formation document for certain of the Entities is on file with the Secretary of The Commonwealth of Massachusetts and the Clerk of the City of Boston or the Delaware Secretary of State, as the case may be, and the Limited Liability Company Agreement for Columbia Funds Master Investment Trust, LLC has been provided to the Banks, and notice is hereby given that this instrument is executed by the Trustees and officers of such Entity as Trustees and officers, as the case may be, and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the appropriate Entity.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as an agreement under seal by their respective authorized officers as of the date first above written.

COLUMBIA FUNDS VARIABLE INSURANCE TRUST

COLUMBIA FUNDS SERIES TRUST I

COLUMBIA FUNDS INSTITUTIONAL TRUST

COLUMBIA FUNDS SERIES TRUST

COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC

COLUMBIA FUNDS VARIABLE INSURANCE TRUST I

BANC OF AMERICA FUNDS TRUST,

on behalf of each of their respective Series listed on Schedule 2 attached hereto

By:	/s/ Michael G. Clarke
Title:	Senior Vice President

STATE STREET BANK AND TRUST COMPANY, Individually, as Operations Agent and as Administrative Agent

By:	/s/ Christopher Ducar
Title:	Vice President

Schedule 1

Banks	Commitment Amount	Commitment Percentage
State Street Bank and Trust Company Lending Office: Copley Place, Tower 2 Boston, MA 02206 Attn: Christopher Ducar, Vice President Tel: (617) 937-8832 Fax: (617) 988-9535 E-Mail: cmducar@statestreet.com	$280,000,000	100%
Total:	$280,000,000	100%

Schedule 2

After giving effect to transactions

referred to in Amendment Agreement No. 4, including

adding Additional Variable Series as Additional Borrowers

ENTITY	SERIES

1. Columbia Funds Variable Insurance Trust Address: One Financial Center Boston, MA 02111 Nature and Jurisdiction of Incorporation or Organization: Massachusetts Business Trust

•   Columbia Asset Allocation Fund, Variable Series: 12/31

•   Columbia Federal Securities Fund, Variable Series: 12/31

•   Columbia International Fund, Variable Series: 12/31

•   Columbia Large Cap Growth Fund, Variable Series: 12/31

•   Columbia Large Cap Value Fund, Variable Series: 12/31

•   Columbia Mid Cap Value Fund, Variable Series: 12/31

•   Columbia Money Market Fund, Variable Series: 12/31

•   Columbia Select Large Cap Growth Fund, Variable Series: 12/31

•   Columbia Select Opportunities Fund, Variable Series: 12/31

•   Columbia Small Cap Value Fund, Variable Series: 12/31

•   Columbia Small Company Growth Fund, Variable Series 12/31

•   Columbia Strategic Income Fund, Variable Series: 12/31

•   Columbia S&P 500 Index Fund, Variable Series: 12/31

•   Columbia Value and Restructuring Fund, Variable Series: 12/31

2. Columbia Funds Series Trust I Address: One Financial Center Boston, MA 02111 Nature and Jurisdiction of Incorporation or Organization: Massachusetts Business Trust

•   Columbia Asset Allocation Fund: 9/30

•   Columbia Balanced Fund: 8/31

•   Columbia California Tax-Exempt Fund: 10/31

•   Columbia Common Stock Fund: 9/30

•   Columbia Connecticut Intermediate Municipal Bond Fund: 10/31

•   Columbia Connecticut Tax-Exempt Fund: 10/31

•   Columbia Conservative High Yield Fund: 8/31

•   Columbia Core Bond Fund: 4/30

•   Columbia Disciplined Value Fund: 9/30

•   Columbia Dividend Income Fund: 9/30

•   Columbia Federal Securities Fund: 8/31

•   Columbia Greater China Fund: 8/31

•   Columbia High Yield Municipal Fund: 6/30

•   Columbia High-Yield Opportunity Fund: 5/31

•   Columbia Income Fund: 3/31

•   Columbia Intermediate Bond Fund: 3/31

•   Columbia Intermediate Municipal Bond Fund: 10/31

•   Columbia International Bond Fund: 5/31*

•   Columbia International Stock Fund: 8/31

•   Columbia Large Cap Growth Fund: 9/30

•   Columbia Liberty Fund: 9/30

•   Columbia Massachusetts Intermediate Municipal Bond Fund: 10/31

•   Columbia Massachusetts Tax-Exempt Fund: 10/31

•   Columbia Mid-Cap Growth Fund: 8/31

•   Columbia New Jersey Intermediate Municipal Bond Fund: 10/31

•   Columbia New York Intermediate Municipal Bond Fund: 10/31

•   Columbia New York Tax-Exempt Fund: 10/31

•   Columbia Oregon Intermediate Municipal Bond Fund: 8/31

•   Columbia Real Estate Equity Fund: 8/31

•   Columbia Rhode Island Intermediate Municipal Bond Fund: 10/31

•   Columbia Small Cap Core Fund: 9/30

•   Columbia Small Cap Growth Fund I: 8/31

•   Columbia Small Cap Value Fund I: 6/30

•   Columbia Strategic Income Fund: 5/31

•   Columbia Strategic Investor Fund: 8/31

•   Columbia Tax-Exempt Fund: 11/30

•   Columbia Technology Fund: 8/31

•   Columbia U.S. Treasury Index Fund: 3/31

•   Columbia World Equity Fund: 3/31

•   Columbia Blended Equity Fund: 3/31

•   Columbia Bond Fund: 3/31

•   Columbia Emerging Markets Fund: 3/31

•   Columbia Energy and Natural Resources Fund: 3/31

•   Columbia Short-Intermediate Bond Fund: 3/31

•   Columbia Select Large Cap Growth Fund: 3/31

•   Columbia Pacific/Asia Fund: 3/31

•   Columbia Select Small Cap Fund: 3/31

•   Columbia Value and Restructuring Fund: 3/31

•   Columbia Select Opportunities Fund: 3/31

•   Columbia International Growth Fund: 3/31

•   Columbia Mid Cap Value and Restructuring Fund: 3/31

3. Columbia Funds Institutional Trust Address: One Financial Center Boston, MA 02111 Nature and Jurisdiction of Incorporation or Organization: Massachusetts Business Trust

•   CMG Core Bond Fund: 7/31

•   CMG Enhanced S&P 500 Index Fund: 7/31

•   CMG High Yield Fund: 7/31

•   CMG International Stock Fund: 7/31

•   CMG Large Cap Growth Fund: 7/31

•   CMG Large Cap Value Fund: 7/31

•   CMG Mid Cap Growth Fund: 7/31

•   CMG Mid Cap Value Fund: 7/31

•   CMG Short Term Bond Fund: 7/31

•   CMG Small Cap Growth Fund: 7/31

•   CMG Small Cap Value Fund: 7/31

•   CMG Small/Mid Cap Fund: 7/31

•   CMG Strategic Equity Fund: 7/31

•   CMG Ultra Short Term Bond Fund: 7/31

4. Columbia Funds Series Trust Address: One Financial Center Boston, MA 02111 Nature and Jurisdiction of Incorporation or Organization: Delaware Statutory Trust

•   Columbia Asset Allocation Fund II: 3/31

•   Columbia California Intermediate Municipal Bond Fund: 3/31

•   Columbia Convertible Securities Fund: 2/28

•   Columbia Georgia Intermediate Municipal Bond Fund: 3/31

•   Columbia Global Value Fund: 2/28

•   Columbia Large Cap Enhanced Core Fund: 2/28

•   Columbia Large Cap Index Fund: 2/28

•   Columbia Large Cap Value Fund: 2/28

•   Columbia LifeGoal Balanced Growth Portfolio: 3/31

•   Columbia LifeGoal Growth Portfolio: 3/31

•   Columbia LifeGoal Income Portfolio: 3/31

•   Columbia LifeGoal Income & Growth Portfolio: 3/31

•   Columbia Marsico Growth Fund: 2/28**

•   Columbia Marsico International Opportunities Fund: 2/28

•   Columbia Marsico 21st Century Fund: 2/28

•   Columbia Maryland Intermediate Municipal Bond Fund: 3/31

•   Columbia Masters Global Equity Portfolio: 3/31

•   Columbia Masters Heritage Portfolio: 3/31

•   Columbia Masters International Equity Portfolio: 3/31

•   Columbia Mid Cap Index Fund: 2/28

•   Columbia Mid Cap Value Fund: 2/28

•   Columbia Multi-Advisor International Equity Fund: 2/28

•   Columbia North Carolina Intermediate Municipal Bond Fund: 3/31

•   Columbia Short Term Bond Fund: 3/31

•   Columbia Short Term Municipal Bond Fund: 3/31

•   Columbia Small Cap Index Fund: 2/28

•   Columbia Small Cap Value Fund II: 2/28

•   Columbia South Carolina Intermediate Municipal Bond Fund: 3/31

•   Columbia Total Return Bond Fund: 3/31

•   Columbia Virginia Intermediate Municipal Bond Fund: 3/31

•   Corporate Bond Portfolio: 3/31

•   Mortgage and Asset Backed Portfolio: 3/31

•   Columbia Large Cap Core Fund: 2/28

•   Columbia Marsico Focused Equities Fund: 2/28

•   Columbia Small Cap Growth Fund II: 2/28

•   Columbia High Income Fund: 3/31

•   Columbia Overseas Value Fund: 2/28

•   Columbia Marsico Global Fund: 2/28

5. Columbia Funds Master Investment Trust, LLC Address: One Financial Center Boston, MA 02111 Nature and Jurisdiction of Incorporation or Organization: Delaware Limited Liability Company	• Columbia International Value Master Portfolio: 2/28 • Columbia Marsico Growth Master Portfolio: 2/28**

6. Columbia Funds Variable Insurance Trust I Address: One Financial Center Boston, MA 02111 Nature and Jurisdiction of Incorporation or Organization: Delaware Statutory Trust

•   Columbia High Yield Fund, Variable Series: 12/31

•   Columbia Marsico 21st Century Fund, Variable Series: 12/31

•   Columbia Marsico Focused Equities Fund, Variable Series: 12/31

•   Columbia Marsico Growth Fund, Variable Series: 12/31

•   Columbia Marsico International Opportunities Fund, Variable Series: 12/31

•   Columbia Mid Cap Growth Fund, Variable Series: 12/31

7. Banc of America Funds Trust Address: One Financial Center Boston, MA 02111 Nature and Jurisdiction of Incorporation or Organization: Delaware Statutory Trust

•   Banc of America Retirement 2005 Portfolio: 10/31

•   Banc of America Retirement 2010 Portfolio: 10/31

•   Banc of America Retirement 2015 Portfolio: 10/31

•   Banc of America Retirement 2020 Portfolio: 10/31

•   Banc of America Retirement 2025 Portfolio: 10/31

•   Banc of America Retirement 2030 Portfolio: 10/31

•   Banc of America Retirement 2035 Portfolio: 10/31

•   Banc of America Retirement 2040 Portfolio: 10/31

*	Columbia International Bond Fund to be added as a Series upon its Effective Date, subject to the terms and conditions of the Credit Agreement.
**	Columbia Marsico Growth Fund will be added as a Series, and Columbia Marsico Growth Master Portfolio will be removed as a Series, upon the Additional Marsico Series Effective Date, subject to the terms and conditions of the Credit Agreement.